NEWS RELEASE

NASDAQ:EU

TSXV:EU

April 22, 2025

www.encoreuranium.com

enCore Energy Continues Wellfield Expansion at the Alta Mesa Uranium Project; Announces Senior Vice President of Operations

April 22, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, today provided continued positive results from on-going improvements to wellfield operations at the Alta Mesa Uranium Central Processing Plant (“CPP”) and Wellfield (see EU NR dated April 7, 2025). The Company also announced the promotion of Mr. Dain McCoig to the position of Senior Vice President of Operations.

The Alta CPP and Wellfield Expansion highlights include:

•

Wellfield development continues to show positive results with a total of 32 wells, 15 extractors and 17 injectors installed and operational with uranium-bearing solution scheduled to be piped to the Alta Mesa CPP by April 23, 2025. This current rate of under two days per installed well is the best in the Company’s history at Alta Mesa;

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Installation of PathCAD™ wellfield simulation and design software providing enCore the ability to model wellfield flow for current and future wellfields. PathCAD™ software is proven to provide for improved wellfield management, efficient wellfield planning, operations and optimization of uranium extraction;

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Wellfield 8 (“PAA-8”), planned for uranium extraction following the currently operational Wellfield 7 is now renamed Wellfield 3-Ext (“PAA-3 Extension”). The original plan to develop Wellfield 8 is altered due to new delineation drilling which indicates the uranium mineralization occurs within the same ore horizon and partially within the boundary of the existing monitor well ring of the past-producing Wellfield 3 (“PAA-3”). Modelling Wellfield 3-Ext as an extension of Wellfield 3 is expected to reduce permitting timelines and wellfield installation costs while extending the existing monitor well ring. This approach also provides the ability to capture uranium stranded within the previously operated Wellfield 3;

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Alta Mesa wellfield optimization training and updated procedures are on-going. The enhanced procedures are positively impacting the productive life of existing wellfields and is expected to enhance future wellfield operations and total uranium capture.

William M. Sheriff, Executive Chairman, stated: “Since joining enCore in June 2023 as the Director of Technical Services, Dain has played a critical role in the successful restart of both the Rosita and Alta Mesa processing plants. On behalf of the Board of Directors I want to congratulate him on a promotion that truly reflects his leadership, technical expertise and industry knowledge. In conjunction with Directors Dr. Dennis Stover and Mark Pelizza, Mr. McCoig and the site management have accelerated wellfield installation and made alterations to wellfield design to maximize uranium extraction while reducing expected wellfield development costs.”

About the Alta Mesa Uranium CPP and Wellfield

The Alta Mesa Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million lbs. uranium per year with additional drying capacity of 0.5 million lbs. The Alta Mesa Project operates under a 70/30 joint venture with Boss Energy Limited (ASX: BOE; OTCQX: BQSSF) that is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million lbs. of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue with production to steadily increase from the wellfield as expansion continues through 2025 and beyond.

Dain McCoig Senior Vice President, Operations

Mr. McCoig is a seasoned engineering and operations leader with 20 years of experience in mineral extraction, mineral processing, and facility development. As Director of Operations at enCore , he supported uranium recovery operations across engineering, geology, and regulatory functions driving performance, cost-efficiency, and technical excellence.

Previously, Mr. McCoig served as Vice President of Operations at Alabama Graphite Products, where he led the engineering, construction, and team development for a $200M battery-grade graphite facility. Prior to this, he held several leadership roles at Uranium Resources Inc. (“URI”) where he oversaw operations at URI’s Rosita, Kingsville Dome and Vasquez Projects. Mr. McCoig managed early-stage planning, uranium production and site restoration, while coordinating and working with regulators, landowners, and stakeholders.

A licensed Professional Engineer in Texas and Alabama, Dain holds a B.S. in Engineering from the Colorado School of Mines and is pursuing his MBA at Auburn University. He is actively involved in industry groups including SME and various mining associations.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person under NI 43-101 and Regulation S-K subpart 1300 of the Exchange Act of 1933 as amended, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

With this transition, Peter Luthiger is no longer with the Company, and we thank him for his contributions to enCore and wish him success in his future endeavors.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any statements regarding future expectations, beliefs, goals or prospects , the anticipated schedule of wellfield development and uranium-bearing solution piping and expectations for reduced permitting timelines at the renamed PAA-3 Extension All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its Annual Report on Form 10-K, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.